EXHIBIT 8.1

               [Letterhead of Cleary, Gottlieb Steen and Hamilton]


                                                       February 20, 2003



Morgan Stanley & Co. Incorporated                   MS Structured Asset Corp.
1585 Broadway                                       1585 Broadway
New York, New York 10036                            New York, New York 10036

Ladies and Gentlemen:


                  We have acted as special counsel to MS Structured Asset Corp., a Delaware corporation (the "Depositor"), in connection with the Depositor's preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") and the related prospectus (the "Prospectus"), first filed on November 12, 2002, and amended by filings on January 22, 2003 and February 19, 2003, with respect to the offering of Structured Asset Trust Unit Repackagings (the "Units"), which the Depositor plans to offer in series. Our advice forms the basis for the discussion of federal income tax consequences appearing under the heading "United States Federal Income Taxation," in the Prospectus and in each related Prospectus Supplement in which we are identified as counsel; such discussion represents our opinion with respect to the material federal income tax consequences of purchasing, owning and disposing of the Units.


                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to this firm in the Registration Statement and the related Prospectus under the caption "Validity of Units." By giving such consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                             Very truly yours,

                                             CLEARY, GOTTLIEB, STEEN & HAMILTON



                                             By:  /s/ James M. Peaslee
                                                  ---------------------
                                                  James M. Peaslee, a Partner